Exhibit 99.1

CONTACT:

Vicki Baue

InvestorRelations@getcosi.com

857-415-5030

Cosi, Inc. Preparing for 363 Sale Process

Detailed Bidding Procedures Available Soon; Company Aggressively Seeking Qualified Bidders

BOSTON, MA, October 11, 2016 //GLOBE NEWSIRE// -- Così, Inc., the fast-casual restaurant company, today announced that the Company is aggressively seeking qualified bidders who may have an interest in purchasing substantially all of its assets in a sale process under Section 363 of the Bankruptcy Code. The Company also announced that the bidding procedures and sale schedule, which are pending approval of the Bankruptcy Court, will be available on or about October 20, 2016, and that all bids must be received by November 14, 2016.

As previously disclosed, on September 28, 2016, the Company and its subsidiaries filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the District of Massachusetts, (Eastern Division) Case No. 16-13704 (MSH). Prior to the Chapter 11 filing, the Company entered into a non-binding term sheet with its lenders, AB Opportunity Fund LLC, AB Value Partners, L.P., and Milfam II L.P., pursuant to which these lenders or their designees agreed to lend the Company money in the bankruptcy as the Company’s debtors-in-possession (“DIP”) lenders. Also, the DIP lenders have proposed to purchase substantially all of the Company’s assets and, subject to Bankruptcy Court approval, would serve as the “stalking horse bidder” in the 363 sale process. Qualified bidders must submit a higher or better bid than the offer from the stalking horse bidder.

Interested parties must sign a confidentiality and non-disclosure agreement to gain access to confidential detailed due diligence materials, and must demonstrate financial ability to be considered qualified bidders. Parties interested in the 363 sale process may contact Randy Kominsky, Cosi’s Chief Restructuring Officer, at rkominsky@allianceffg.com.

Company Overview

For its 2015 fiscal year, the Company had revenue of approximately $90 million. Unfortunately, during 2016, the Company experienced sales decreases that led to severe cash flow problems. The deteriorating sales were at least partially due to macro-economic issues affecting the restaurant industry as a whole, and the fast-casual sector in particular, resulting in decreasing sales trends for the Company. The Company explored various alternatives and determined to file Chapter 11 on September 28, 2016 in the United States Bankruptcy Court. Immediately prior to the Bankruptcy filing, the Company closed 29 underperforming Company-operated locations.

As of October 1, 2016, the Company operated or franchised a total of 76 restaurants, of which 45 are Company operated and 31 are franchised locations. There is diversity in the Company-owned locations with restaurants in high density, urban and suburban areas, universities and transportation centers. The Company-owned locations are in leased facilities, primarily located in the cities of Boston, Chicago, New York City (Manhattan) and Philadelphia, as well as certain locations in Connecticut, Maryland, New Jersey, Virginia and Wisconsin. The Company’s franchise locations include the District of Columbia, New Jersey and several other states, and internationally in Costa Rica and the United Arab Emirates. The Company is headquartered in Boston in leased office space and does not own any real estate. The Company currently employs approximately 1,200 full and part time restaurant and field employees and 17 employees in its Support Center.

The Company’s common stock was formerly listed on The Nasdaq Stock Exchange under the ticker symbol COSI, and, as previously disclosed, was delisted as of the opening of business on October 10, 2016, for failure to satisfy NASDAQ’s continued listing requirements.

About Così, Inc.

Così (http://www.getcosi.com) is an international fast casual restaurant company.  At the heart of every Cosi® restaurant is an open-flame stone-hearth oven where the Così® signature flatbread is made from scratch throughout the day.  The flatbread is made from a generations-old recipe and is part of many Così® favorites. Così® was founded on the idea that good-for-you food should be delicious.  Menu items are made using fresh ingredients and distinctive sauces and spreads to create edgy flavors.  The menu features made-to-order sandwiches, hand-tossed salads, bowls, breakfast wraps, melts, all natural soups, signature Squagels®, artisan flatbread pizzas, S`mores, snacks and desserts.  Guests can also enjoy handcrafted beverages and a variety of coffee-based and specialty beverages.

Così® employees create a welcoming environment where guests are invited to relax and enjoy great food.  In many cases, Così® is the cornerstone of the communities that they are in and take pride in supporting community organizations and local charities. There are currently 45 Company-owned and 31 franchise restaurants operating in fourteen states, the District of Columbia, Costa Rica and the United Arab Emirates.

"Così," "(Sun & Moon Design)" and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2016 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, "mad cow disease" and avian influenza or "bird flu"; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees' ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing, including debtor-in-possession (DIP) financing; our success in restructuring the Company; our success in finding a purchaser of our assets; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions.

Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.